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                                                                    Exhibit 20.1



[LETTERHEAD OF DONNELLEY ENTERPRISE SOLUTIONS]



Media Contact:                                          Investor Contact:
Tammy Pryor                                             Rhonda Kochlefl
Marketing Manager                                       Chairman, President &
212-995-7765                                            Chief Executive Officer
                                                        312-419-7661


FOR IMMEDIATE RELEASE


Donnelley Enterprise Solutions Announces Year End Results; Full-Year Revenues Grow 15%; Fourth Quarter Net Income Increases Significantly

     CHICAGO, February 5, 1998 - Donnelley Enterprise Solutions Incorporated
(DESI) (Nasdaq:DEZI), a leading provider of information management solutions, today reported strong fourth quarter results, solid revenue growth in its core outsourcing businesses, and improved performance from its integration division. Fourth quarter revenues grew 16% to $29.6 million, up from $25.4 million in the fourth quarter of 1996. Fourth quarter gross profit grew 18% to $5.7 million, or 19.4% of revenues, compared to $4.9 million, or 19.1% of revenues, in the fourth quarter of 1996, due to a stronger mix of higher value services. Net income for the fourth quarter of 1997 grew to $129,000 or income of $.03 per basic and diluted share, compared to a net loss of $471,000 or $.09 per basic and diluted share, in the comparable quarter of 1996.

     Chairman and Chief Executive Officer Rhonda I. Kochlefl stated, "Our fourth quarter results reflect the continued strong performance of our core outsourcing business coupled with the progress we have made at LANSystems. Our success in building new services such as desktop publishing and systems management outsourcing contributed to our solid improvement in gross margin performance."

     Revenues for the full year grew 15% to $110.8 million from 1996 revenues of $96.5 million. Total revenues reflected a 21% increase in business services outsourcing revenues to $69 million, a 9% decrease in integration services revenues to $35 million and strong growth in systems management outsourcing revenues to $7 million.
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     Gross profit for 1997 grew 6.6% to $22.3 million, or 20.1% of revenues, compared to $20.9 million, or 21.7% of revenues, in 1996. Total gross profit reflected a 41% increase in business services outsourcing gross profit to $14.5 million, a 42% decrease in integration services gross profit to $5.9 million and systems management outsourcing gross profit of $1.9 million.

     For the year, the Company has reported a net loss of $3.3 million, or $.66 per basic and diluted share, compared to net income of $625,000 or $.12 per basic and diluted share, in 1996.

     Kochlefl noted, "During 1997, we made investments in our infrastructure, addressed the performance issues within the integration business and streamlined our delivery processes to drive improved financial performance. We are very focused on enhancing shareholder value through profitable growth, strong processes, migration to higher value services and expansion of our relationships with the top legal and financial institutions, and are confident that the actions taken in 1997 will result in improved performance in the future."

     Donnelley Enterprise Solutions Incorporated is a single-source provider of integrated information management solutions to professional service organizations, primarily large law firms, investment banks, and accounting firms. The Company offers its clients the opportunity to focus on their core businesses by outsourcing a variety of functions, including business services and information technology services. The Company has operations in six major cities across the United States and two locations internationally in Singapore and Hong Kong.

     The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, including but not limited to service demand and market acceptance risks, the effect of economic conditions, the impact of competitive services and pricing, and other risks detailed in the Company's Form 10-K, dated March 27, 1997, and other filings with the Securities and Exchange Commission.

                                      ###
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                                            Donnelley Enterprise Solutions Incorporated

                                    Financial Information (in thousands, except per share data)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Quarter Ended                       Twelve Months Ended
          Income Statement                                                 December 31                         December 31
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    1997                 1996               1997              1996
                                                                 ---------            ---------          ---------       ---------
Business services outsourcing revenues                             $18,304              $15,885            $68,848         $57,048
Integration services revenues                                        8,907                9,043             35,145          38,460
Systems management outsourcing revenues                              2,359                  513              6,851             966
                                                                 ---------            ---------          ---------       ---------
  Total Revenues                                                    29,570               25,441            110,844          96,464
Business services outsourcing cost of revenues                      14,788               13,006             54,301          46,756
Integration services cost of revenues                                7,175                7,396             29,258          28,300
Systems management outsourcing cost of revenues                      1,862                  178              4,986             481
                                                                 ---------            ---------          ---------       ---------
  Total Cost of revenues                                            23,825               20,580             88,545          75,537
Business services outsourcing Gross Profit                           3,516                2,879             14,547          10,292
Integration services Gross Profit                                    1,732                1,647              5,887          10,150
Systems management outsourcing Gross Profit                            497                  335              1,865             485
                                                                 ---------            ---------          ---------       ---------
  Total Gross Profit                                                 5,745                4,861             22,299          20,927
Selling Expenses                                                     2,018                3,072              8,973           9,929
General & Administrative Expenses                                    3,374                2,034             16,381           7,812
Amortization of Goodwill                                               270                  269              1,072             804
Special Charge                                                           -                    -                                300
                                                                 ---------            ---------          ---------       ---------
  Earnings (Loss) from Operations                                       83                 (514)            (4,127)          2,082
Interest Expense                                                       246                   71                553             384
                                                                 ---------            ---------          ---------       ---------
  Earnings (Loss) Before Income Taxes                                 (163)                (585)            (4,680)          1,698
Income Tax Expense (Benefit)                                          (292)                (114)            (1,400)          1,073
                                                                 ---------            ---------          ---------       ---------
  Net Income (Loss)                                                    129                 (471)            (3,280)            625
                                                                 =========            =========          =========       =========



Basic and Diluted Earnings (Loss) Per Share                          $0.03                                  ($0.66)
                                                                 =========                               =========
Common Shares Outstanding                                        5,005,000                               5,005,000
                                                                 =========                               =========
Proforma Earnings (Loss) Per Share                                                       ($0.09)                             $0.12
                                                                                      =========                          =========
Proforma Common Shares Outstanding                                                    5,005,000                          5,005,000
                                                                                      =========                          =========


Percent to Revenues:

  Business service outsourcing Gross Profit                           19.2%                18.1%              21.1%           18.0%
  Integration services Gross Profit                                   19.4%                18.2%              16.8%           26.4%
  Systems management outsourcing Gross Profit                         21.1%                65.3%              27.2%           50.2%
  Total Gross Profit                                                  19.4%                19.1%              20.1%           21.7%
  Selling General & Administrative Expenses                           18.2%                20.1%              22.9%           18.4%
  Earnings (Loss) from Operations                                      0.3%                -2.0%              -3.7%            2.2%
  Pretax Earnings (Loss)                                              -0.6%                -2.3%              -4.2%            1.8%
  Net Income (Loss)                                                    0.4%                -1.9%              -3.0%            0.6%
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